EXHIBIT 11


                           CLOSURE MEDICAL CORPORATION
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (Unaudited)
                      (In thousands, except per share data)

                                                        THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                     JUNE 30,        JUNE 30,             JUNE 30,      JUNE 30,
                                                        1999            1998                 1999          1998
                                                        ----            ----                 ----          ----
Weighted average common shares
   outstanding for the period-  basic EPS               13,315         13,264                13,309        13,258
                                                  ------------    -----------          ------------  ------------
Effect of dilutive stock options (a)
                                                           569              -                     -             -
                                                  ------------    -----------          ------------  ------------
Weighted average common shares
   outstanding for the period- diluted EPS              13,884         13,264                13,309        13,258
                                                  ============    ===========          ============  ============
Net income (loss)                                $          15   $     (2,320)        $        (550) $     (4,276)
                                                  ============    ===========          ============  ============

Net income (loss) per share- basic               $        0.00   $      (0.17)        $       (0.04) $      (0.32)
                                                  ============    ===========          ============  ============

Net income (loss) per share- diluted             $        0.00   $      (0.17)        $       (0.04) $      (0.32)
                                                  ============    ===========          ============  ============


(a) Options to purchase 1,216,694 shares of common stock were outstanding at the quarter ended June 30, 1999 but were not included in the computation of diluted EPS as their effect was anti-dilutive.